Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Corporation Service Company, Inc.

641 South Lawrence Street

Montgomery, AL 36104

1-866-403-5272

(Name, address and telephone number of agent for service)

APA CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	86-1430562
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2000 W. Sam Houston Pkwy S., Suite 200

Houston, Texas 77042

(713) 296-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Title of the Indenture Securities on the Next Page

Title of the Indenture Securities

7.70% Notes due March 15, 2026

7.95% Notes due April 15, 2026,

4.875% Notes due November 15, 2027

4.375% Notes due October 15, 2028

7.75% Notes due December 15, 2029

4.250% Notes due January 15, 2030

6.000% Notes due January 15, 2037

5.100% Notes due September 1, 2040

5.250% Notes due February 1, 2042

4.750% Notes due April 15, 2043

4.250% Notes due January 15, 2044

7.375% Debentures due August 15, 2047

5.350% Notes due July 1, 2049

7.625% Debentures due November 1, 2096

6.10% Notes due February 15, 2035

6.75% Notes due February 15, 2055

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas on the 8th day of August, 2025.

REGIONS BANK

s/Kesha Jupiter
Kesha Jupiter
Vice President

EXHIBIT 6

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: August 8, 2025

Very truly yours,

REGIONS BANK

s/Kesha Jupiter
Kesha Jupiter
Vice President

Exhibit 7

REGIONS BANK

Balance Sheet

From

The Consolidated Report Condition

As of the close of business on March 31, 2025

REGIONS BANK RSSD-ID 233031 Last Updated on 4/30/2025	FFIEC 031 Report Date 3/31/2025 17

Schedule RC – Balance Sheet (Form Type – 031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	3,835,000	1.a.
b. Interest-bearing balances[2]	RCFD0071	10,750,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	5,195,000	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCFD1773	25,922,000	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	462,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	342,000	4.a.
b. Loans and leases held for investment	RCFDB528	95,733,000	4.b.
c. LESS: Allowance for credit losses on loans and leases	RCFD3123	1,613,000	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	94,120,000	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	3,000	5.
6. Premises and fixed assets (including right-of-use assets)	RCFD2145	2,146,000	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	14,000	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	174,000	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	6,441,000	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	9,017,000	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	158,421,000	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	132,993,000	13.a.
1. Noninterest-bearing[8]	RCON6631	40,530,000	13.a.1.
2. Interest-bearing	RCON6636	92,463,000	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	0	13.b.
1. Noninterest-bearing	RCFN6631	NR	13.b.1.
2. Interest-bearing	RCFN6636	NR	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)	RCFD3190	3,667,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	496,000	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	3,846,000	20.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.	Institutions should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.
4.

Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities.

5.	Includes all securities resale agreements, regardless of maturity.
6.	Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
1.	Includes limited-life preferred stock and related surplus.

REGIONS BANK RSSD-ID 233031 Last Updated on 4/30/2025	FFIEC 031 Report Date 3/31/2025 17

Dollar amounts in thousands
21. Total liabilities (sum of items 13 through 20)	RCFD2948	141,002,000	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,399,000	25.
26. Not available			26.
a. Retained earnings	RCFD3632	3,267,000	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-2,284,000	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	17,382,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	37,000	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	17,419,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	158,421,000	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2024

	RCFD6724	2a	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	1231	M.2.

2.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.